UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: July 26, 2017

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, Steve Senneff, Senior Vice President and Chief Financial Officer of Cotiviti Holdings, Inc. (the “Company”), notified the Company of his decision to resign from his position to pursue other business opportunities.  Mr. Senneff’s resignation will be effective August 31, 2017.  The Company is engaging a leading executive search firm to assist in identifying a permanent successor.

On August 1, 2017, the Company announced that it has appointed Adrienne Calderone as interim Chief Financial Officer of the Company, effective September 1, 2017. Ms. Calderone, 50, joined Cotiviti in 2012 as Vice President and Controller.  Prior to Cotiviti, she served in senior executive positions for a number of publicly-traded companies including Vice President and Controller at L-1 Identity Solutions (now MorphoTrust USA Inc.); Senior Vice President and Controller, Chief Accounting Officer for SIRIUS XM Radio; and Vice President and Controller for PanAmSat Corporation. Ms. Calderone received her Bachelor of Science in Accounting from the University of Massachusetts at Amherst – Isenberg School of Management and is a Certified Public Accountant.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
99.1	Cotiviti Holdings, Inc. Press Release dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.
By:	/s/jonathan olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Date: August 1, 2017

Exhibit Index

Exhibit Number	Description
99.1	Cotiviti Holdings, Inc. Press Release dated August 1, 2017